Exhibit 1


                               35,859,199 SHARES
                                   AT&T CORP.
                                COMMON SHARES
                              ($1.00 par value)
                         FORM OF UNDERWRITING AGREEMENT

     , 1994



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                                                                        , 1994

Goldman, Sachs & Co.
85 Broad Street
New York, New York 10004

Morgan Stanley & Co. Incorporated
1251 Avenue of the Americas
New York, New York 10020

As Representatives of the Several Underwriters Named in Schedule I hereof

Dear Sirs:

The undersigned, AT&T Corp., a New York corporation (the "Company"), and BT USA Holdings, Inc., a Delaware corporation ("BT"), hereby confirm their respective agreements with the several Underwriters, named in Schedule I hereof, as follows:

  1. Underwriters and Representatives. The term "Underwriters" as used herein shall mean the several persons, firms and corporations named in Schedule I hereof, and the term "Underwriter" shall mean any one of such persons, firms or corporations. The terms "Underwriters," "persons," "firms" and "corporations" as used herein shall include the singular of such terms as well as the plural. The term "Representatives" shall mean the representatives to whom this Agreement is addressed, who, by signing this Agreement represent that they have been authorized by each Underwriter to execute this Agreement on behalf of such Underwriter and to act for such Underwriter in the manner herein provided. All obligations of the Underwriters hereunder are several and not joint.

  2. Description of Securities. BT proposes to sell to the Underwriters an aggregate of 35,859,199 currently outstanding common shares (par value $1.00 per share) (the "Shares") of the Company. The outstanding common shares of the Company (including the Shares) are hereinafter referred to as the Common Shares.

  3. Representations and Warranties of the Company. The Company represents and warrants to BT and the several Underwriters that:

  (a) The Company has filed with the Securities and Exchange Commission (the
"Commission") a registration statement No. 33-       on Form S-3 including a
prospectus relating to the Shares, which has become effective under the Securities Act of 1933, as amended (the "Act"). The term "Registration Statement" means the Registration Statement as amended to the date hereof including the information, if any, deemed to be part of the Registration Statement at the time of effectiveness pursuant to Rule 430A under the Act, and the term "Prospectus" means the prospectus in the form first used to confirm sales of the Shares. The term "preliminary prospectus" means any preliminary prospectus relating to the Shares used prior to the effectiveness of the Registration Statement. As used herein, Registration Statement, Prospectus and preliminary prospectus shall include in each case the material, if any, incorporated by reference therein.

  (b) (i) Each part of the Registration Statement (including the material incorporated by reference therein) when such part became effective, did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) each preliminary prospectus relating to the Shares, if any, complied when so filed in all material respects with the Act and the applicable rules and regulations of the Commission thereunder, (iii) the Registration Statement and the Prospectus comply and, as amended or supplemented, if applicable, will comply in all material respects with the Act and the applicable rules and regulations of the Commission thereunder and
(iv) the Registration Statement and the Prospectus do not and, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no representations or warranties as to the information contained in or omitted from the Registration Statement, any preliminary prospectus or the Prospectus in reliance upon written information furnished to the Company by or on behalf of BT or any Underwriter expressly for use in connection with the preparation of any preliminary prospectus, the Registration Statement or the Prospectus or any amendment or supplement thereof.

  (c) Each document incorporated by reference in the Prospectus complied when filed with the Commission in all material respects with the provisions of the Securities Exchange Act of 1934, as amended (the "Exchange

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Act"), together with the applicable instructions, rules and regulations of the Commission thereunder, and each document, if any, hereafter filed under the Exchange Act and so incorporated by reference in the Prospectus will comply when so filed in all material respects with the requirements of such Exchange Act, instructions, rules and regulations.

  (d) The accountants who have certified or shall certify the financial statements filed and to be filed with the Commission as parts of the Registration Statement and the Prospectus are public or certified accountants, independent with respect to the Company, as required by the Act and the Exchange Act and the rules and regulations of the Commission thereunder.

  (e) The sale of the Shares by BT, the performance of the Company's obligations hereunder and the consummation of the transactions herein contemplated will not result in a breach of any of the terms and provisions of, or constitute a default under, any indenture, mortgage, deed of trust or other agreement or instrument to which the Company is a party or by which it is bound, or the Company's certificate of incorporation or by-laws; or, to the best of its knowledge, any order, rule or regulation applicable to the Company of any court, federal or state regulatory body, administrative agency or other governmental body having jurisdiction over the Company or its properties.

  4. Representations and Warranties of BT. BT represents and warrants to the Company and the several Underwriters that:

  (a) BT has good and valid title to the Shares, free and clear of all liens, encumbrances, equities or claims.

  (b) To the extent that any statements or omissions made in the Registration Statement, any preliminary prospectus, the Prospectus or any amendment or supplement thereto are made in reliance upon and in conformity with written information furnished to the Company by BT expressly for use therein, such preliminary prospectus and the Registration Statement did, and the Prospectus and any further amendments or supplements to the Registration Statement and the Prospectus will, when they become effective or are filed with the Commission, as the case may be, not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading.

  5. Purchase and Sale of Shares. On the basis of the representations and warranties of the Company and BT and on the terms and subject to the conditions herein set forth, each of the Underwriters agrees, severally and not jointly, to purchase from BT, and on the basis of the representations and warranties of the Company and on the terms and subject to the conditions herein set forth, BT agrees to sell to each of the Underwriters, severally and not jointly, the number of Shares set forth opposite its name in Schedule
I hereof at a price of $      per Share--the "purchase price."

  6. Closing. Delivery of, and payment of the purchase price for, the Shares shall be made at the office of Davis Polk & Wardwell, counsel for the Underwriters, 450 Lexington Avenue, New York, New York at 10:00 A.M. on
       , 1994, or at such other place or time on the same or such other day as shall be agreed upon by the Company, BT and the Representatives. The time and date for such payment and delivery are herein referred to as the "time of closing". At the time of closing, the Company, on behalf of BT, will deliver certificates in definitive form for the Shares, registered in such names and in such authorized denominations as the Representatives shall have specified not less than two business days prior to the day of closing, against payment therefor as provided in Section 7 hereof, to the Representatives for the respective accounts of the Underwriters.

  The Company and BT agree to make such certificates available to the Representatives for examination on behalf of the Underwriters at the office
of the [transfer agent], [       ], New York, New York, not later than 2:00
P.M. on the business day next preceding the day of closing.

  If, at the time of closing, for any reason (other than termination of this Agreement in accordance with the provisions of Section 10, 11 or 15 hereof) one or more of the Underwriters shall fail or refuse to pay for Shares it has or they have agreed to purchase at such time (any such Underwriting being hereinafter referred to as a "defaulting Underwriter") and the aggregate number of Shares which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase is not more than one-tenth of the aggregate number of Shares to be purchased at such time, the remaining Underwriters shall be obligated severally in the proportion which the number of Shares set forth opposite their names in Schedule I of this Agreement bears to the aggregate number of Shares set forth opposite the names of all such non-defaulting Underwriters

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(or in such other proportion as the Representatives shall specify) to purchase the Shares which the defaulting Underwriter or Underwriters agreed but failed or refused to purchase; provided that in no event shall the number of Shares that any Underwriter is obligated to purchase be increased pursuant to the provisions of this paragraph by more than one-ninth of the number of Shares such Underwriter has agreed to purchase at such time pursuant to
Section 5 hereof without the written consent of such Underwriter. In the event that any defaulting Underwriter or Underwriters shall fail or refuse to purchase Shares the aggregate number of which is more than one-tenth of the aggregate number of Shares, and if arrangements satisfactory to the Representatives and BT for the purchase of all such Shares are not made within two business days after such default, this Agreement will terminate without liability on the part of any of the non-defaulting Underwriters, of the Company or of BT. In the event that the non-defaulting Underwriters agree to purchase, in accordance with this paragraph, all the Shares which the defaulting Underwriter or Underwriters fail or refuse to purchase, the Representatives, BT or the Company shall have the right to postpone the time of closing, but in no event longer than five business days, in order that the required changes, if any, in the Registration Statement and in the Prospectus or in any other documents or arrangements may be effected. Except to the extent provided in subparagraphs (d) and (e) of Section 8 hereof and in
Section 12 hereof, such termination of this Agreement shall be without any liability on the part of the Company, BT or any Underwriter other than a defaulting Underwriter which shall have failed, otherwise than for some reason sufficient to justify under the terms hereof the cancellation or termination of its obligations hereunder, to pay for the Shares which such Underwriter has agreed to purchase (any such failure or refusal being hereinafter referred to as a "default"). Unless this Agreement is terminated in accordance with any of its provisions, a default by one or more of the Underwriters shall not relieve any other Underwriter from its obligation to purchase the Shares which it has agreed to purchase.

  7. Payment. At the time of closing, BT will cause the Shares to be delivered to the Representatives for the account of each Underwriter against payment of the purchase price of such Shares by certified or official bank check or checks payable to the order of BT in New York Clearing House or other next day funds.

  8. Covenants of the Company. The Company covenants and agrees with BT and the several Underwriters as follows:

  (a) The Company will not file any amendment or supplement to the Registration Statement or the Prospectus of which BT and the Representatives shall not previously have been advised or which shall be disapproved by Davis Polk & Wardwell, counsel for the Underwriters, or Milbank, Tweed, Hadley & McCloy, counsel for BT, and will not file any document pursuant to the Exchange Act which is deemed to be incorporated by reference in the Prospectus of which BT, Milbank, Tweed, Hadley & McCloy and Davis Polk & Wardwell shall not previously have been advised.

  (b) The Company will deliver to BT and the Representatives a reasonable number of copies of the registration statement as originally filed (including all exhibits and documents incorporated by reference therein) and of all amendments thereto up to the time of closing. Promptly upon the filing with the Commission of any amendment to the Registration Statement or of any supplement to or amendment of the Prospectus, the Company will deliver to BT and the Representatives a reasonable number of copies thereof. The terms "supplement" and "amendment" or "amend", as used in this Agreement, shall include all documents filed by the Company with the Commission subsequent to the date of the Prospectus, pursuant to the Exchange Act which are deemed to be incorporated by reference in the Prospectus.

  (c) The Company will advise BT and the Representatives promptly (confirming such advice in writing) of any official request made by the Commission for an amendment to the Registration Statement or Prospectus or for additional information with respect thereto and of any official notice of the institution of proceedings for, or of the entry of, a stop order suspending the effectiveness of the Registration Statement. The Company will use its best efforts to prevent the issuance of any such stop order, and, if such a stop order should be entered, the Company will make every reasonable effort to obtain the lifting or removal thereof as soon as possible.

(d) The Company will pay all expenses in connection with the preparation and filing of the Registration Statement, the delivery of the Shares and the printing of the copies of any preliminary prospectus and of the Prospectus to be furnished as provided in the first sentence of subparagraph (g) below, but will not pay any transfer taxes. The Company will not be required to pay any amount for any expenses of the Representatives or any of the Underwriters, or of BT (which expenses, in the case of BT, will be paid by BT and will be limited to fees and disbursements of counsel retained by BT, costs of insurance in connection with the registration of the Shares, underwriting discounts and commissions, and transfer taxes, if any, relating to the sale of the Shares to the several

Underwriters as contemplated by this Agreement), except the cost of mailing to BT and the Underwriters of copies of the Registration Statement and all amendments thereto (including documents incorporated by reference), the preliminary prospectuses and the Prospectus, and except as provided by subparagraph (e) below. It is understood that, except as provided in subparagraphs (e) and (f) below and Section 12 hereof, the Underwriters will pay all of their own expenses including the fees of their counsel, transfer taxes on the resale of any of the Shares by them, and any advertising expenses connected with any offers they may make. The Company and BT will not in any event be liable to any of the several Underwriters for damages on account of loss of anticipated profits.

  (e) The Company will use its best efforts to qualify the Shares, or to assist in the qualification of the Shares by or on behalf of the Representatives, for offer and sale under the securities or Blue Sky laws of such jurisdictions as the Representatives or BT may designate, will comply with such laws so as to permit the continuance of sales and dealings therein in such jurisdictions for as long as may be necessary to complete the distribution of the Shares and will pay or reimburse the Representatives for counsel fees, filing fees and out-of-pocket expenses in connection with such qualification; provided that the Company shall not be required to qualify as a foreign corporation or to file a general consent to service of process in any jurisdiction, or to pay or to incur, or to reimburse the Representatives for, any such expenses if no Shares are delivered to and purchased by the Underwriters hereunder because of a default by one or more of the Underwriters or the termination of this Agreement pursuant to Section 15 hereof.

  (f) The Company will furnish to BT and to the Representatives or to the respective Underwriters as many copies of the Prospectus as BT, on the one hand, may reasonably request, and the Representatives or the respective Underwriters, on the other hand, may reasonably request for the purposes contemplated by the Act, provided, as to copies of the Prospectus to be provided to the Representatives or the respective Underwriters, Davis Polk & Wardwell is of the opinion that the Prospectus is required by law to be delivered in connection with sales by such an Underwriter or a dealer. If, during such period as in the opinion of Davis Polk & Wardwell the Prospectus is required by law to be delivered in connection with sales by an underwriter or dealer, any event shall occur which should be set forth in a supplement to or an amendment of the Prospectus in order to make the Prospectus not misleading, the Company will, upon the occurrence of each such event forthwith at its expense, notify BT and the Representatives of the happening of such event and either (i) prepare and furnish to BT and to the Representatives or to the respective Underwriters as many copies as BT and the Representatives or the respective Underwriters may reasonably request for the purposes contemplated by the Act of a supplement to or amendment of the Prospectus which will supplement or amend the Prospectus or (ii) file with the Commission documents deemed incorporated by reference in the Prospectus, in either case so that as supplemented or amended, it will not at the date of such supplement or amendment contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading. For the purpose of this subparagraph (f) the Company will furnish such reasonable information with respect to itself as BT or the Representatives may from time to time request, and, if in the opinion of counsel for BT or the Representatives, respectively, it is necessary to the conducting of a reasonable investigation within the meaning of the Act, BT or the Representatives, each at its own expense, may visit any of the properties of the Company and may inspect the books of account of the Company at any reasonable time. Notwithstanding any of the other provisions of this subparagraph (f), the Company shall not be under any obligation to furnish any supplement to or amendment of the Prospectus on account of any change in, or to include in any amended prospectus any change in, the information furnished to the Company by BT or by any Underwriter or Underwriters or by the Representatives on its or their behalf for use in the Prospectus, unless BT or the Representatives, have advised the Company in writing of such change and have requested the Company at the Company's expense, with respect to information furnished to the Company by BT, or at the expense of such Underwriter or Underwriters, with respect to information provided to the Company by the Underwriters, to prepare a supplement to or amendment of the Prospectus to reflect such change or to include such change in an amended prospectus.

  (g) The Company will cause to be made generally available to its security holders as soon as practicable, but in any event not later than eighteen months after the effective date of the Registration Statement, an earnings statement or statements which shall meet the requirements of Section 11(a) of the Act and Rule 158 promulgated thereunder.

  [(h) Until 90 days following the date hereof, the Company will not, without the written consent of the Representatives, offer, sell, contract to sell or announce the offering of, any Common Shares or securities of the Company that are substantially similar to the Common Shares, including but not limited to any securities that are convertible into or exchangeable for, or that represent the right to receive, any Common Shares or such substantially similar securities (other than (1) Common Shares issued pursuant to shareowner or employee benefit plans of the Company existing on, or upon the conversion or exchange of convertible or exchangeable securities outstanding as of, the date hereof and (2) contracts to sell, or announcements of offerings, in either case, in connection with acquisitions by the Company which sales or offerings will not be completed until at least 90 days following the date hereof).]

  9. Covenants of BT. BT covenants and agrees with the Company and the several Underwriters as follows:

  (a) BT will pay or cause to be paid, or will reimburse the Company or the Representatives for, all transfer, stamp, documentary or similar taxes, if any, on the transfer and sale, respectively, of the Shares to the Underwriters by BT.

  (b) BT agrees that if, during any period referred to in subparagraph (f) of
Section 8, the information in writing regarding BT furnished to the Company expressly for use in the Prospectus shall require revision to make such information, as it appears in the Prospectus, not misleading, BT shall forthwith notify the Company and the Representatives of the changes that need to be made in the information supplied and shall cooperate with the Company and the Representatives in preparing amendments to or supplements of the Prospectus so that, as amended or supplemented, such information will not at the date of such amendment or supplement contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading.

  (c) Until 90 days following the date hereof, BT will not, without the consent of the Representatives, offer, sell, contract to sell or announce the offering of, any Common Shares.

  10. Conditions of the Obligations of the Underwriters. The obligations of the Underwriters to purchase and pay for the Shares shall be subject to the following additional conditions:

  (a) At the time of closing no stop order suspending the effectiveness of the Registration Statement, as amended from time to time, shall be in effect, no proceedings for that purpose shall be pending before, or threatened by, the Commission, and BT and the Representatives shall have received a certificate, dated the day of the closing and signed by a Vice President or the Treasurer of the Company to the effect that no such stop order is in effect and, to the knowledge of the Company, no proceedings for such purpose are pending before or threatened by the Commission.

  (b) At or prior to the time of closing, the Representatives shall have received from counsel for the Company an opinion, satisfactory to Davis Polk & Wardwell, to the effect that--

    (i) the Company is a corporation in good standing, duly organized and validly existing under the laws of the State of New York and is authorized by its certificate of incorporation to transact the business in which it is engaged, as set forth in the Prospectus;

    (ii) the Company is duly qualified to transact the business in which it is engaged, as set forth in the Prospectus, in each state in which it operates;

    (iii) all the Shares have been duly authorized by proper corporate proceedings and are validly issued, fully paid, non-assessable and free of preemptive rights;

    (iv) this Agreement has been duly authorized, executed and delivered on behalf of the Company and is valid and binding on the Company, except as rights to indemnity and contribution hereunder may be limited under applicable law;

    (v) all consents, approvals, authorizations or other orders of regulatory authorities legally required for the sale of the Shares to the Underwriters pursuant to the terms of this Agreement, have been obtained; and

    (vi) except as to financial statements and schedules contained or incorporated by reference therein, which such opinion need not pass upon, (A) each document or portion thereof incorporated by reference in the Prospectus complied when filed with the Commission as to form in all material respects with the requirements of the Exchange Act, together with the applicable instructions, rules and regulations of the Commission thereunder, (B) each part of the Registration Statement when it became effective complied as to form in all material respects with the requirements of the Act and the applicable instructions, rules and regulations of the Commission thereunder and (C) the Registration Statement and the Prospectus, as amended or supplemented, if applicable, comply, and at the date hereof complied, as to form in all material respects with the requirements of the Act and the applicable instructions, rules and regulations of the Commission thereunder.

  (c) At or prior to the time of closing, the Representatives shall have received from Milbank, Tweed, Hadley & McCloy an opinion, satisfactory to Davis Polk & Wardwell, to the effect that--

    (i) BT is a corporation in good standing and validly existing under the laws of the State of Delaware;

    (ii) this Agreement has been duly authorized, executed and delivered by BT;

    (iii) immediately prior to the time of delivery, BT has good and valid title to the Shares, free and clear of all liens, encumbrances, equities or claims, and has full right, power and authority to sell, transfer and deliver the Shares in the manner provided by this Agreement;

    (iv) good and valid title to the Shares, free and clear of all liens, encumbrances, equities or claims, has been transferred to each of the several Underwriters who have purchased the Shares in good faith and without notice of any such lien, encumbrance, equity or claim or any other adverse claim within the meaning of the Uniform Commercial Code; and

    (v) no consent, approval, authorization or order of any court or governmental agency or body is required for the sale, transfer and delivery of the Shares hereunder, except such as have been obtained under the Act and such as may be required under state or foreign securities or Blue Sky laws in connection with the purchase and distribution of the Shares by the Underwriters.

  (d) At the date hereof and at or prior to the time of closing the Representatives shall have received from Davis Polk & Wardwell, counsel to the Underwriters, an opinion to the effect specified in clauses (i), (iii),
(iv) and (vi)(B) and (C) of subparagraph (b) above.

  (e) Except as reflected in or contemplated by the Registration Statement and the Prospectus, since the respective dates as of which information is given in the Registration Statement and the Prospectus, there shall not have been, at the time of closing, any material adverse change, financial or otherwise, in the condition of the Company from that set forth in the Registration Statement and the Prospectus; the representations and warranties of the Company herein shall be true at the time of closing; the Company shall not have failed, at or prior to the time of closing, to have performed all agreements herein contained which should have been performed by it at or prior to such time; and BT and the Representatives shall have received at the time of closing, a certificate to the foregoing effect dated the day of the closing and signed by a Vice President or the Treasurer of the Company.

  (f) The representations and warranties of BT herein shall be true at the time of closing; BT shall not have failed, at or prior to the time of closing, to have performed all agreements herein contained which should have been performed by it at or prior to such time; and the Representatives shall have received at the time of closing a certificate to the foregoing effect dated the day of the closing and signed by the Chairman of the Board, the President, an Executive, Senior or Corporate Vice President or the Secretary of BT.

  (g) At the date hereof and at or prior to the time of closing, BT and the Representatives each shall have received an executed copy of a letter of Coopers & Lybrand addressed to the Company, to BT and to the Representatives, to the effect that (i) they are independent public accountants as required by the Act and the applicable published rules and regulations of the Commission thereunder; (ii) the audited financial statements contained or incorporated by reference in the Registration Statement, as amended or supplemented from time to time, comply as to form in all material respects with the applicable accounting requirements of the Exchange Act and the applicable published rules and regulations of the Commission thereunder; and (iii) nothing has come to their attention as the result of specified procedures not constituting an audit that caused them to believe (A) that the unaudited financial statements, if any, contained in or incorporated by reference as aforesaid, do not so comply and are not fairly presented in conformity with generally accepted accounting principles applied on a basis substantially consistent with that of the audited financial statements contained as aforesaid, (B) that there was any change in the capital stock or long or intermediate term debt of the Company, or any decrease in net assets [or shareholders' equity], from the date of the latest balance sheet which is contained in or incorporated by reference as aforesaid, to a date not more than five days prior to the date of such letter or (C) that there were any decreases, as compared with the corresponding period in the preceding year, in total revenues, operating income or net income from the date of the latest figures for such items contained in the Registration Statement to the date of the latest available financial statements of the Company; provided that, with respect to any of the items specified in clause
(iii), such letter may contain an exception for matters which the Registration Statement discloses have occurred or may occur; and provided further, that the letter may vary from the requirements specified in this paragraph in such manner as BT and the Representatives in their sole discretion may determine to be immaterial or in such manner as may be acceptable to BT and the Representatives.

  In case any of the conditions specified above in this Section 10 shall not have been fulfilled, this Agreement may be terminated by the Representatives by delivering written notice of termination to the Company and BT. Any such termination shall be without liability of any party to any other party except to the extent provided in Section 12 and subparagraphs (d) and (e) of Section 8 hereof.

  11. Conditions of the Obligation of BT. The obligation of BT to deliver the Shares upon payment therefor shall be subject to the following conditions:

  (a) The conditions set forth in Section 10(a) hereof shall have been met.

  (b) At or prior to the time of closing, BT shall have received from counsel for the Company an opinion, satisfactory to Milbank, Tweed, Hadley & McCloy, to the effect set forth in Section 10(b) hereof.

  (c) At or prior to the time of closing, BT shall have received from Milbank, Tweed, Hadley & McCloy an opinion satisfactory to BT.

  (d) The conditions set forth in Section 10(e) hereof shall have been met.

  (e) At the date hereof and at or prior to the time of closing, BT shall have received an executed copy of a letter of Coopers & Lybrand addressed to the Company, to BT and to the Representatives to the effect set forth in
Section 10(g) hereof.

  In case any of the conditions specified above in this Section 11 shall not have been fulfilled, this Agreement may be terminated by BT by delivering written notice of termination to the Representatives and the Company. Any such termination shall be without liability of any party to any other party except to the extent provided in Section 12 and subparagraphs (d) and (e) of
Section 8 hereof.

  12. Indemnification and Contribution. (a) The Company agrees to indemnify and hold BT, BT's officers and directors, each Underwriter, and each person, if any, who controls BT or any Underwriter within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, harmless from and against any and all losses, claims, damages or liabilities, joint or several, with respect to the Shares or any other securities of the Company insofar as such losses, claims, damages or liabilities (or actions or proceedings, whether commenced or threatened, in respect thereof) arise because the Registration Statement, any preliminary prospectus used in connection with the offering of the Shares or the Prospectus (if used within the period set forth in the first sentence of subparagraph (f) of Section 8 hereof and if used as amended or supplemented by all amendments or supplements thereto which have been furnished to BT or to the Representatives or to such Underwriter) contained or is alleged to have contained any untrue statement of a material fact or omitted or is alleged to have omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, except as to losses, claims, damages or liabilities caused by any such untrue statement or omission or alleged untrue statement or omission made in reliance upon information furnished to the Company in writing by or on behalf of BT or any Underwriter expressly for use in connection with the preparation of any preliminary prospectus, the Registration Statement or the Prospectus or any amendment or supplement thereof; provided that the indemnity agreement with respect to any preliminary prospectus shall not inure to the benefit of any Underwriter (or to the benefit of any person controlling such Underwriter) on account of any losses, claims, damages or liabilities arising from the sale of Shares to any person if a copy of the Prospectus (as amended or supplemented by all amendments or supplements thereto which have been furnished to the Representatives or to such Underwriter, but without documents incorporated by reference therein or exhibits) shall not have been sent, mailed or given to such person, if required by the Act, at or prior to the written confirmation of the sale of such Shares to such person and if the Prospectus (as so amended or supplemented) would have cured the defect giving rise to such losses, claims, damages or liabilities.

  (b) BT agrees to indemnify and hold the Company, its directors, its officers who sign the registration statement, and each Underwriter, and each person, if any, who controls the Company or any Underwriter within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, harmless from and against any and all losses, claims, damages and liabilities with respect to the Shares of the Company insofar as such losses, claims, damages or liabilities (or actions or proceedings, whether commenced or threatened, in respect thereof) arise because the Registration Statement, any preliminary prospectus used in connection with the offering of the Shares or the Prospectus (if used within the period set forth in the first sentence of subparagraph (f) of Section 8 hereof and if used as amended or supplemented by all amendments or supplements thereto which have been furnished to the Representatives or to such Underwriter) contained or is alleged to have contained any untrue statement of a material fact or omitted or is alleged to have omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, which untrue statement or omission or alleged untrue statement or omission was made in any preliminary prospectus or the Registration Statement or Prospectus or any amendment or supplement thereto in reliance upon information furnished in writing by or on behalf of BT expressly for use in connection with the preparation thereof; provided that the indemnity agreement with respect to any preliminary prospectus shall not inure to the benefit of any Underwriter (or to the benefit of any person controlling such Underwriter) on account of any losses, claims, damages or liabilities arising from the sale of Shares to any person if a copy of the Prospectus (as amended or supplemented by all amendments or supplements thereto which have been furnished to the Representatives [or to such Underwriter], but without documents incorporated by reference therein or exhibits) shall not have been sent, mailed or given to such person, if required by the Act, at or prior to the written confirmation of the sale of such Shares to such person and if the Prospectus (as so amended or supplemented) would have cured the defect giving rise to such losses, claims, damages or liabilities. Notwithstanding the provisions of this subparagraph (b), BT shall not be required to indemnify any entity or person in an amount in excess of the net proceeds received by BT in connection with the sale of the Shares as set forth herein.

  (c) Each Underwriter agrees to indemnify and hold the Company, its directors, its officers who sign the registration statement, BT, BT's officers and directors and each person who controls BT or the Company within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, harmless from and against any and all losses, claims, damages and liabilities insofar as such losses, claims, damages or liabilities (or actions or proceedings, whether commenced or threatened, in respect thereof) arise because the Registration Statement, any preliminary prospectus used in connection with the offering of the Shares or the Prospectus (or any amendment or supplement thereto) contained or is alleged to have contained any untrue statement of a material fact or omitted or is alleged to have omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, which untrue statement or omission or alleged untrue statement or omission was made in any such preliminary prospectus or in the Registration Statement or Prospectus or any amendment or supplement thereto in reliance upon information furnished in writing by or on behalf of such Underwriter for use in connection with the preparation thereof.

  (d) The Company, BT and each Underwriter agree that upon the commencement of any action against it, the Company's or BT's directors, the Company's officers who sign the registration statement, BT's officers or any person controlling the Company, BT or each Underwriter as aforesaid in respect of which indemnity may be sought on account of any indemnity agreement contained herein, it will give prompt written notice of the commencement thereof to the party or parties against whom indemnity shall be sought, but the omission so to notify such indemnifying party or parties of any such action shall not relieve such indemnifying party or parties from any liability which it or they may have to the indemnified party or parties otherwise than on account of such indemnity agreement, except to the extent that the indemnifying party is actually prejudiced by such failure to give notice. In case such notice of any such action shall be so given, such indemnifying party or parties shall be entitled to participate at its or their own expense in the defense of such action, or, if it or they so elect, to assume the defense of such action, and in the latter event such defense shall be conducted by counsel chosen by such indemnifying party or parties and satisfactory to the indemnified party or parties who shall be defendant or defendants in such action, and such defendant or defendants shall bear the fees and expenses of any additional counsel retained by them; but if the indemnifying party or parties shall not elect to assume the defense of such action, such indemnifying party or parties will reimburse such indemnified party or parties for the reasonable fees and expenses of any counsel retained by them. In the event that the parties to any such action (including impleaded parties) include both the indemnifying party and the indemnified parties and (i) the indemnifying party or parties and indemnified party or parties mutually agree, (ii) representation of both the indemnifying party or parties and the indemnified party or parties by the same counsel is inappropriate under applicable standards of professional conduct due to actual or potential differing interests between them or (iii) in the indemnified party's reasonable judgment a conflict of interest between the indemnified party or parties and the indemnifying party or parties may exist, then the indemnifying party or parties shall not have the right to assume the defense of such action on behalf of such indemnified party or parties and will reimburse such indemnified party or parties for the reasonable fees and expenses of any counsel retained by them and satisfactory to the indemnifying party or parties, it being understood that the indemnifying party or parties shall not, in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the reasonable fees and expenses of more than one separate firm of attorneys for all such indemnified parties, which firm shall be designated in writing by the Representatives in the case of an action in which one or more Underwriters or controlling persons are indemnified parties and by the Company in the case of an action in which the Company or any of its directors, officers or controlling persons are indemnified parties and by BT in the case of an action in which BT or any of its directors, officers or controlling persons are indemnified parties. The indemnifying party or parties shall not be liable under this Agreement with respect to any settlement made by any indemnified party or parties without prior written consent by the indemnifying party or parties to such settlement.

  (e) If the indemnification provided for Underwriters and persons controlling Underwriters in subparagraph (a) of this Section 12 is unavailable to an indemnified party in respect of any losses, claims, damages or liabilities referred to therein, then the indemnifying party under such paragraph, in lieu of indemnifying such indemnified party thereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities in such proportion as is appropriate to reflect primarily the relative benefits received by the Company and BT on the one hand and the Underwriters on the other from the offering of the Shares and also to reflect where appropriate the relative fault of the Company and BT on the one hand and of the Underwriters on the other in connection with the statements or omissions or alleged statements or omissions which resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative fault of the Company and BT on the one hand, and of the Underwriters on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or BT on the one hand or by the Underwriters on the other and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and the Underwriters agree that it would not be just and equitable if contribution pursuant to this subparagraph (e) were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this subparagraph (e). The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities referred to in this subparagraph (e) shall be deemed to include, subject to the limitations set forth above in this Section 12, any legal or other expenses reasonably incurred by such indemnified party in connection with defending any such action or claim. Notwithstanding the provisions of this subparagraph (e), no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Shares underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has been required to pay, otherwise than pursuant to this subparagraph (e), by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. Each Underwriter's obligation to contribute pursuant to this subparagraph (e) is several in an amount which shall bear the same proportion as the number of Shares set forth opposite the name of such Underwriter in Schedule I hereto (plus any increase in such amount as may be required pursuant to Section 6) bears to the total number of Shares sold hereunder.

  (f) If the indemnification provided for BT, the Company, the Company's or BT's directors, the Company's officers who sign the registration statement, BT's officers and persons controlling BT or the Company in subparagraphs (a) or (b) of this Section 12 is unavailable to an indemnified party in respect of any losses, claims, damages or liabilities referred to therein, then each indemnifying party under such paragraphs, in lieu of indemnifying such indemnified party thereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities in accordance with Section 7(f) of the Registration Rights Agreement dated as of September 19, 1994, between BT and the Company (the "Registration Rights Agreement"). Notwithstanding the provisions of this subparagraph (f) and of Section 7(f) of the Registration Rights Agreement, BT shall not be required to contribute any amount in excess of the net proceeds received by BT in connection with the sale of the Shares as set forth herein.

  13. Miscellaneous. This Agreement shall inure to the benefit of the Company, its directors, its officers who sign the registration statement, BT, BT's officers and directors, the several Underwriters and each controlling person referred to in Section 12 hereof and their respective successors. Nothing in this Agreement is intended or shall be construed to give to any other person, firm or corporation any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained. The term "successor" as used in this Agreement shall not include any purchaser, as such purchaser, of any of the Shares from any of the several Underwriters.

  14. Notices. All communications herein shall be in writing, and if to the Underwriters, unless otherwise provided, shall be mailed or delivered to the Representatives, c/o Goldman, Sachs & Co., Attention: Registration Department, at 85 Broad Street, New York, New York 10004 and c/o Morgan Stanley & Co. Incorporated, Attention: Managing Director, Equity Syndicate Department at 1251 Avenue of the Americas, New York, New York 10020, if to the Company, unless otherwise provided, shall be mailed or delivered to the Company, at 1 Oak Way, Berkeley Heights, NJ 07922, Attention: Treasurer and if to BT, unless otherwise provided, shall be mailed or delivered to BT, at 40 East 52nd Street, 14th Floor, New York, New York 10022, Attention:
Secretary, with copies to British Telecommunications plc at BT Centre, 81 Newgate Street, London EC1A 7AJ, Attention: the Secretary, and to Milbank, Tweed, Hadley & McCloy, 1 Chase Manhattan Plaza, New York, New York 10005,
Attention: Albert F. Lilley, Esq.

  15. Termination of Agreement. This Agreement may be terminated by the Representatives, by delivering written notice of termination to the Company and BT at any time prior to the time of closing, if after the signing of this Agreement trading in securities generally on the New York Stock Exchange shall have been materially suspended or materially limited, or minimum prices shall have been established on such Exchange (which shall not include trading suspensions or limitations resulting from the operation of General Rules 80A and 80B of such Exchange, as amended or supplemented), or a banking moratorium shall have been declared by either Federal or New York State authorities.

  A termination of this Agreement pursuant to this Section 15 shall be without liability of any party to any other party.

 16. Governing Law. The validity and interpretation of this Agreement shall be governed by the laws of the State of New York.

  17. Survival Clause. Except with respect to any Underwriter who is in default within the meaning of Section 6 hereof, the indemnity and contribution agreements contained in Section 12 hereof and the representations and warranties of the Company and BT set forth in this Agreement or in any certificate furnished pursuant hereto shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by or on behalf of any Underwriter or BT or officer or director of BT or any person controlling any Underwriter or BT or (iii) acceptance of and payment for the Shares.

  Please sign and return to us the enclosed duplicate of this letter, whereupon this letter will become a binding agreement between the Company, BT and the several Underwriters, in accordance with its terms.

Very truly yours,
AT&T CORP.
By
BT USA HOLDINGS, INC.
By

The foregoing Agreement is hereby
 confirmed and accepted as of
 the date first above written.

(Goldman, Sachs & Co.)

Morgan Stanley & Co. Incorporated

By:

Acting severally on behalf of themselves and the several Underwriters named herein.

                                   SCHEDULE I

                                          Number
                Name                     of Shares
Goldman, Sachs & Co.
Morgan Stanley & Co. Incorporated
      Total                               35,859,199